UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 1, 2017

Old National Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 464-1294

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 1, 2017, pursuant to the Agreement and Plan of Merger ("Merger Agreement"), dated as of August 7, 2017, by and between Old National Bancorp ("ONB") and Anchor Bancorp, Inc. ("Anchor"), Anchor merged with and into ONB, with ONB as the surviving corporation (the "Merger"). Immediately following the Merger, effective as of November 1, 2017, Anchor Bank, a national banking association and wholly owned subsidiary of Anchor, merged with and into Old National Bank, a national banking association and wholly owned subsidiary of ONB, with Old National Bank as the surviving bank.

At the effective time of the Merger (the "Effective Time"), each issued and outstanding share of common stock of Anchor, $.10 par value per share (other than (1) shares held as treasury stock of Anchor and (2) shares held directly or indirectly by ONB, except shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, if any), converted into the right to receive (a) $2.625 in cash (the "Cash Consideration") and (b) 1.35 shares of common stock of ONB (the "Stock Consideration"), no par value per share, subject to proration and certain adjustments described in the Merger Agreement.

Each option to purchase Anchor common stock became fully vested and converted into the right to receive shares of ONB Common Stock as more fully described in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

As a result of the Merger, ONB will deliver approximately $31.9 million in cash and approximately 16,527,047 shares of ONB common stock to former holders of Anchor common stock and Anchor stock options.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp

November 1, 2017	By:	/s/ Jeffrey L. Knight

Name: Jeffrey L. Knight
Title: EVP, Chief Legal Counsel and Corporate Secretary